TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this "**Agreement**"), is effective as of August 23, 2013 (the "**Effective Date**"), is made by and between Merus Labs International Inc. ("**Merus**"), and Okana Ventures, Inc. and its wholly owned operating subsidiaries ("**Vansen**").

WITNESSETH:

WHEREAS, pursuant to the terms of an Asset Purchase Agreement dated August 23, 2013 between Merus and Okana Ventures Inc. (the "**Asset Purchase Agreement**"), Merus has sold certain assets and granted certain licenses to Okana Ventures Inc. in and for the Territory; and

WHEREAS, in connection with the Asset Purchase Agreement, Vansen desires and Merus is willing, to provide certain warehousing, distribution and other transition services during the Transition Period (as hereinafter defined) with respect to Products (as hereinafter defined) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1. The following terms as used in this Agreement, whether used in the singular or the plural, shall have the meanings as set forth in this Article 1.

"Affiliate" shall mean any company or business entity directly or indirectly controlled by, controlling or under common control with a party to this Agreement. For this purpose, "control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a company or business entity and control is conclusively presumed in case of direct or indirect ownership of more than 50% (fifty percent) of the voting stock of such company or the right to receive over fifty percent (50%) of the profits or earnings of an entity. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

"**Business Day"** means a day on which banks are open for business in the City of Toronto, but does not include a Saturday, Sunday or holiday in the province of Ontario.

"**Confidential Information**" shall have the meaning given such term in Section 7.7 hereof.

"Effective Date" shall have the meaning given such term in the introductory paragraph to this Agreement.

"FDA" means the US Food and Drug Administration

"Products" means:

10122-0321-05 Factive® (gemifloxacin mesylate) Tablets 320mg 5 Tablet in 1 Blister Pack

10122-0321-07 Factive® (gemifloxacin mesylate) Tablets 320mg 7 Tablet in 1 Blister Pack

10122-0321-01 Factive® (gemifloxacin mesylate) Tablets 320mg 1 Tablet in 1 Blister Pack

"Recall" with respect to any Product, shall mean a "recall", or "product withdrawal" or "stock recovery", as those terms are defined in the Recall Procedures, and shall include any post-sale warning or mailing of information regarding such Product, including those warning or mailings described in the Recall Procedures.

"Recall Procedures" means the Product Recall Procedures consistent with GMP and Merus Standard Operating Procedures.

"Regulatory Files" has the meaning ascribed thereto in the Purchase Agreement.

"Statutory Provision" shall have the meaning given such term in Section 1.2(e) hereof.

"Term" shall have the meaning given to such term in Article 6 hereof.

"Territory" means the country of US.

"Transition Services" shall have the meaning given to such term in Section 2.1.

"Transition Period" means the period from the Effective Date until the earlier of receipt by the FDA of the distributor transfer letter and August 30, 2013;

1.2. **Interpretation**

(1) Unless the context otherwise requires in this Agreement, reference to:

(a) one gender includes the others;

(b) the singular includes the plural and the plural includes the singular;

(c) a person includes a natural person, corporation, judicial entity, association, statutory body, partnership, limited liability company, joint venture, trust, estate, unincorporated organization or government, state or any political subdivision, instrumentality, agency or authority;

(d) a party includes the party's executors, administrators, successors and permitted assigns;

(e) a statute, regulation or provision of a statute or regulation ("**Statutory Provision**") includes:

(i) that Statutory Provision as amended or re-enacted from time to time; and

(ii) a statute, regulation or provision enacted in replacement of that Statutory Provision; and

(f) money or '$' is to dollars of United States unless otherwise stated.

(2) Including and similar expressions are not words of limitation.

(3) Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(4) Headings and any table of contents or index are for convenience only and do not form part of this Agreement or affect its interpretation.

(5) Any reference in this Agreement to "this Agreement" includes all schedules to this Agreement and all amendments, additions and variations thereto agreed between the parties. Any references to "articles", "sections" and "schedules" in this Agreement shall be construed as references to the articles, sections and schedules of this Agreement.

(6) A provision of this Agreement must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement.

(7) If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

2. TRANSITION SERVICES

2.1. **Transition Services**. Subject to the terms and conditions of this Agreement, during the Transition Period, Vansen hereby retains Merus to provide, and Merus hereby agrees to provide (or cause a third party contractor to provide) for Vansen, certain warehousing, distribution, customer service and accounts service, in connection with Vansen's distribution of Products in the Territory including, without limitation, providing warehousing space, providing appropriate personnel to accept and warehouse inventory of Products shipped to its or its agents' facilities, arranging for the shipping and delivery of Products to customers, providing certain administrative and support services in connection with Vansen distribution of Products in the Territory, providing certain regulatory, pharmacovigilance, medical information and quality assurance services consistent with Merus past standards and maintaining the Regulatory Files for the Product in compliance with U.S. Food and Drug Regulations and GMP guidelines (collectively, the "**Transition Services**").

During the Transition Period Merus will ensure that appropriate personnel are available to provide the Transition Services.

2.2. **Compliance with Laws**. Each party shall, and shall cause its respective employees to, comply with all provincial, federal, local and foreign laws, regulations and orders which may be applicable to the Transition Services.

2.3. **Standard of Performance**. Merus shall ensure that the Transition Services are provided commensurate with the standard of care, and as applicable in accordance with good manufacturing practices, as used by Merus in the performance of the same or similar functions for itself in relation to Products immediately preceding the Effective Date.

2.4. **Title and Risk of Loss**. Title to the Products subject to Transition Services hereunder shall at all times remain with Vansen and, Vansen assumes all risk of loss of such Products as of the Effective Date. The Products while in Merus' possession and control will be insured by Vansen at Vansen's expense. Merus shall have no risk or liability for loss or casualty to the Products except in the event that any loss or damage to such goods is shown to have resulted from the gross negligence or willful misconduct by Merus.

2.5. **Product Returns**. The respective responsibilities of Merus and Vansen for returns of the Products are set forth in the Asset Purchase Agreement.

2.6. **Customers**. Merus shall deliver the notice to be sent to all contracted customers, buying groups, trade customers, and wholesalers, notifying them of the transfer of the sales, distribution and customer support services for the Product from Merus to Vansen and shall be transmitted within five (5) Business Days of receipt of written notice from Vansen which in no event shall be later than five (5) Business Days following the end of the Transition Period.

2.7. **Formularies and Private Health Insurers**. Merus shall deliver the notice to be sent to public insurers, including formularies, and to private insurers, as applicable, notifying them of the transfer of the sales, distribution and customer support services for the Product from Merus to Vansen and shall be transmitted on the same date as the Customer Notice.

2.8. **Terms and Conditions**. All Products distributed by Merus hereunder shall be sold under and pursuant to the respective terms and conditions for each customer applicable to sales by Merus immediately prior to the Effective Date, which terms and conditions shall be deemed to have been adopted by Vansen with respect to Products as of the Effective Date. Merus shall provide Vansen ten (10) Business Days' prior written notice of any changes to such terms and conditions.

2.9. **Merus Sales Prior to Effective Date**. Merus shall, for its own account, sell and distribute Products in the Territory for all purchase orders that Merus received and which have been shipped to its wholesalers or other customers prior to the Effective Date. All costs and profits related to such sales shall be

entirely for the benefit of Merus and the income therefrom shall correspondingly accrue to Merus and be recorded by Merus.

2.10. **Sales during Transition Period**. During the Transition Period, all sales and distribution of the Product in the Territory to wholesalers or other customers shall be for the ultimate benefit of Vansen. Unless otherwise agreed between the parties, Merus will make no sales of Products during the Transition Period.

2.11. **Vansen Sales**. As of the Closing Date of the Asset Purchase Agreement, all sales and distribution of the Product in the Territory to wholesalers or other customers shall be the sole responsibility of Vansen and be recorded by Vansen.

2.12. **Audit.** Upon reasonable prior written notice during the Transition Period and for 1 month thereafter, Merus shall allow Vansen and its representatives to inspect Merus' books and records relating to the Transition Services for the purposes of confirming Merus' compliance with this Agreement, provided that a Merus representative is present during any such inspection. Vansen, or its representative(s), shall conduct such audit, at its expense, during normal business hours at a time on which the parties have mutually agreed to, and in such a manner that does not unreasonably interfere with Merus' normal business activities.

3. TAXES

Vansen Responsible for Taxes. Any and all taxes (excluding income taxes based solely upon Merus' net income) relating to Transition Services provided under this Agreement, including, without limitation, sales, use, goods and services and excise taxes required to be paid by any tax authority shall be borne by Vansen. Official receipts indicating proof of payment of any such taxes shall be secured and made available to Merus upon request as evidence of payment.

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6. TERM AND TERMINATION

6.1. This Agreement shall be effective as of the Effective Date and shall continue in effect until the last day of the Transition Period unless earlier terminated as provided in this Article 6 (the "Term").

6.2. This Agreement may be extended by agreement between the parties, it being understood that for any extension period Merus will be compensated in a

manner that is adequate to cover its costs in providing services after the Transition Period.

6.3. The termination of this Agreement shall not affect the rights and obligations of the parties arising prior to such termination. Termination under this Article 6 shall relieve and release all parties from any liabilities and obligations under this Agreement other than those specifically set forth in this Article 6, those that survive termination in accordance with Section 7.14. Notwithstanding any provision of the Purchase Agreement or any related agreement to the contrary, termination of this Agreement shall not affect the rights and obligations of the parties under the Purchase Agreement and the related agreements.

7. MISCELLANEOUS

7.1. **Force Majeure**. The parties shall not be liable for the failure or delay in performing any obligation under this Agreement, if and to the extent such failure or delay is due to (a) acts of God; (b) weather, fire or explosion; (c) war, terrorism, invasion, riot or other civil unrest; (d) governmental laws, orders, restrictions, actions, embargoes or blockades; (e) national or regional emergency; (0 injunctions, strikes, lockouts, labor trouble or other industrial disturbances; (g) shortage of adequate fuel, power, materials, or (h) any other event which is beyond the reasonable control of the affected party; provided that the party affected shall promptly notify the other of the force majeure condition and shall exert all commercially reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

7.2. **Regulatory Compliance.** After the Effective Date and during the Transition Period, Merus and Vansen shall cooperate to fulfill all responsibilities for regulatory compliance that either Merus or Vansen may have with respect to the Product under applicable law and in accordance with the Purchase Agreement and the related agreements.

(1) Upon transfer of the Distribution Rights to Vansen, Vansen shall be responsible for arranging for the transportation of the existing inventory of Products to the warehouse of METHAPHARM and Vansen shall be responsible for the costs and expenses associated with the transport of the existing inventory of Products.

(2) Following the transfer of the Distribution Rights and the transfer of the inventory to Vansen, Vansen is responsible for the storage and distribution of the Product that has Merus packaging.

(3) From the time that the Distribution Rights for the Product has been transferred from Merus to Vansen, Vansen agrees to accept and process any and all returns of the Product, whether the Product returned has Merus packaging design and regardless of whether Cornerstone, METHAPHARM or MERUS made the corresponding original sale.

7.3. **Regulatory Compliance** - This Agreement defines roles and allocates responsibilities for complaints, adverse events, release, importation and recall between the Parties related to the Product that bear Merus Labs International packaging or its name and address with respect to the U.S. Food and Drug Regulations and GMP guidelines, solely for a period of **6 months** following the transfer of the Distribution Rights to Vansen.

7.4. **Recall** - In the event of a Recall during the Transition Period, Merus agrees that it will use commercially reasonable efforts to consult and work together with Vansen in determining a course of action to handle the Recall. Vansen will be responsible for (i) managing Recall Procedures and (ii) filing adverse drug reaction reports with FDA and other applicable regulatory authorities for Product after the Transition Period. During the Transition Period, each party shall provide, in writing to the other party, all information regarding adverse drug events and product complaints in Canada, immediately but no later than one (1) calendar day after becoming aware of such information, in the form and format received.

7.5. **Choice of Law**. This Agreement, and all disputes arising out of or relating to this Agreement, or the performance, enforcement, breach or termination hereof or thereof, and any remedies relating thereto, shall be construed, governed by and interpreted in accordance with the laws of the State of New York, without regard to the choice of Law principles thereof. Each Party consents to the exclusive jurisdiction of the Federal and State courts located in New York City, New York.

7.6. **Independent Contractor**. The parties hereto are independent contractors. Nothing in this agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall enter into any agreements or make any commitments for the other.

7.7. **Confidentiality**. The terms of the confidential disclosure agreement effective as of July 29, 2013 between Merus and Vansen shall govern this Agreement

7.8. **Assignment**. Neither party may assign or transfer this Agreement, in whole or in part, without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except that either party may assign its rights and duties hereunder without obtaining such consent to any Affiliate. For greater certainty, the entering into by a party of any subcontracting, licensing or distributorship agreement shall not in itself constitute an assignment or transfer of this Agreement.

7.9. **Entire Agreement**. This Agreement, together with the Asset Purchase Agreement and the Schedules attached hereto and thereto, constitutes the entire agreement between the parties hereto with respect to the subject

matter hereof and except as expressly otherwise provided herein, supersedes and cancels all previous agreements, negotiations, commitments and writings in respect to the subject matter hereof.

7.10. **Successors and Assigns**. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.11. **Modification and Waiver**. No amendment, modification or alteration of the terms of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) and such waiver shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion. No delay on the part of any party exercising any right, power or privilege hereunder shall operate as a waiver thereof.

7.12. **Notices**. Notices under this Agreement shall be given in writing and shall be given by delivery in person, by electronic or facsimile transmission or other standard forms of written communications, by overnight courier or by registered or certified mail, postage prepaid:

(1) If to Merus:

Merus Labs International Inc.
100 Wellington Street, Suite 2110
PO Box 151, Toronto, ON, Canada M5K 1H1
Attention: Mr. Elie Farah, CEO

(2) If to Vansen:

Vansen Pharma Inc.
101 Convention Center Dr. Suite 700
Las Vegas, Nevada, USA
NV89109
Attention: Mr. Richard Azani, CEO

(3) or at such other address for a party as shall be specified by like notice. The date of giving any such notice shall be the date of hand delivery, the date of confirmed receipt if sent by electronic or facsimile transmission, or other standard forms of written communications, the day after delivery to the overnight courier service, and the date three (3) calendar days following the posting of the registered or certified mail.

7.13. **Counterparts**. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same agreement.

7.14. **Survival of Certain Provisions**. The terms, provisions, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof (including, without limitation, any payment obligations arising or accruing prior the completion of performance, expiration or termination of this Agreement; Article 3 and Sections 2.4, 2.5, 6.3, and 7.2 to 7.14 inclusive and 7.16 to 7.19 inclusive) by either party or both parties hereunder shall so survive the completion of performance, expiration or termination of this Agreement.

7.15. **Severability**. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties in order to accomplish, to the extent possible, the original business purpose and economic benefit of the original provision.

7.16. **Review by Legal Counsel**. Each of the parties agrees that it has read and had the opportunity to review this Agreement with its legal counsel. Accordingly, the rule of construction that any ambiguity contained in this Agreement shall be construed against the drafting party shall not apply.

7.17. **Third Party Beneficiaries**. Nothing in this Agreement, express or implied, is intended to confer upon any third party, any rights, remedies, obligations or liabilities.

7.18. **Cumulative Remedies**. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or at equity.

7.19. **Further Assurances**. Each party agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

VANSEN PHARMA INC.

By: ______________________________
Name: Richard Azani
Title: CEO

MERUS LABS INTERNATIONAL INC.

By: ______________________________
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

OKANA VENTURES INC.

By: ______________________________
Name:
Title:

MERUS LABS INTERNATIONAL INC.

By: E. Farah
Name: Elie Farah
Title: CEO.